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                                                                         EX-10.7

                  CONSENT TO SUBLEASE AND AMENDMENT TO LEASE

     THIS CONSENT TO SUBLEASE AND AMENDMENT TO LEASE ("Consent Agreement") dated as of March 25, 1996, is made with reference to that certain sublease (the "Sublease") dated March 21, 1996, by and between Charter Medical Corporation, a Delaware corporation ("Tenant") and Access Television Network, Inc., a Delaware corporation ("Sublessee"), and is entered into between the foregoing parties and Michelson Company Limited Partnership, a California limited partnership ("Landlord"), having an address at 101 California Street, 2nd floor, San Francisco, California with reference to the following facts:

     A. Landlord and Tenant are the parties to that certain master lease (the "Master Lease") dated as of September 10, 1993, respecting certain premises ("Premises") known as Suite 1650, located in the building ("Building") located at 2600 Michelson Drive, Irvine, California.

     B. Tenant and Sublessee wish to enter into the Sublease respecting the portion of the Premises described therein (the "Sublease Premises").

     C. The Master Lease provides that Tenant may not enter into any sublease without Landlord's prior written approval.

     D. Tenant and Sublessee have herewith presented the fully-excecuted Sublease to Landlord for Landlord's approval, and Landlord is willing to approve the same, upon all of the terms and conditions hereinafter appearing.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. Neither the Master Lease, the Sublease nor this Consent shall be deemed to grant Sublessee any rights whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises (as defined in the Sublease) shall be solely against Tenant.

     2. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner. This consent shall not be deemed Landlord's consent to any further subleases.

     3. In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord's option, Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee's landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord's duties, obligations or liabilities to Sublessee beyond those owed to Tenant under the Master Lease. Sublessee agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant, or (iv) be bound to honor any rights of Sublessee in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant. Landlord shall have the right, in Landlord's sole discretion, to elect not to have Sublessee attorn to Landlord and, in this event, the Sublease shall

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be deemed terminated on the date of Master Lease Termination and, Landlord shall have no obligation to permit Sublessee to continue to occupy the Premises.

          (a) "Master Lease Termination" means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, be canceled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease of any of the terms or provisions thereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (3) the termination of Tenant's leasehold estate by dispossession proceeding or otherwise.

          (b) In the event of attornment hereunder, Landlord's liability shall be limited to matters arising during Landlord's ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Tenant shall attorn to such other party, and landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Sublessee for any default by landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) have any liability for the performance of Landlord's obligations under this Consent or the Sublease.

     4. In addition to Landlord's rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease, and upon receipt of Landlord's notice, Sublessee shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Sublessee's attornment pursuant to Section 3(a) hereof.

     5. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of this Consent Agreement and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant.

     6. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney's fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.

     7. This Consent Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent Agreement may be amended only in writing, signed by all parties hereto.

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     8. Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the Landlord at the address set forth above, or to Tenant or Sublessee at the address of the Premises or of the Sublease Premises, respectively. Any party may change its address for notice by giving notice in the manner hereinabove provided.

     9. As a condition to the effectiveness of Landlord's consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant's delivery of an executed counterpart hereof, five hundred ($500) dollars in reimbursement of Landlord's reasonable attorneys' fees and administrative expenses incurred in connection with this Consent Agreement, as additional rent. Landlord's acceptance of such fee shall impose no duty on Landlord to approve to execute the Sublease. Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

     10. Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, then Landlord may at any time hereafter declare all of its agreements in this Consent Agreement to be null and void and of no force and effect unless and until Landlord receives a counterpart of this Consent Agreement indicating approval thereof by any and all such guarantor(s), and their spouses (if any).

     11. Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys' fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

     12. Tenant agrees to hold any and all payments due under the Sublease as a trust fund to be applied first to the satisfaction of all of Tenant's obligations under the Master Lease and hereunder before using any part thereof for any other purpose.

     13. Landlord and Tenant hereby agree to amend the Master Lease in the following manners:

          i) Tenant hereby agrees to eliminate its Option to Extend. Pursuant to this elimination, Exhibit E, Section 1 of the Master Lease between Landlord and Tenant (dated September 10, 1993) is hereby deleted and considered of no further force and effect.

          ii) Tenant shall have the right to install and operate one (1) seven
(7) foot, C-Band, meshmaterial satellite dish, one (1) thirty-six (36) inch, KU-Band satellite dish and one (1) broadcast/off-air antenna on the roof of the building located at 2600 Michelson Drive. In consideration for Landlord allowing Tenant to install and operate such communications equipment on the roof of the Building, Tenant agrees to obtain and pay for any and all required federal, FAA, state, and/or local governmental or other relevant agency permits, authorizations, and/or licenses to install and operate the communications and satellite equipment on such roof. Landlord makes no representation that or warranty to Tenant that Tenant will be able to obtain the necessary permits and/or licenses to install and operate the communications equipment, and Tenant's obligations under the Lease are not contingent upon such permits and/or licenses. If applicable permits and/or licenses cannot be obtained, then Landlord's "Consent Agreement" shall be considered of no further force and effect. Tenant agrees to provide Landlord with copies of all applicable permits and/or authorizations. Tenant further agrees to have the installation of the satellite equipment structurally engineered by a licensed engineering firm to ensure structural soundness of the equipment with regard to its placement on the roof. Landlord shall have the right to review and approve, which such approval shall not be unreasonably withheld, all such engineering reports, plans, and specifications prior to Tenant installing its communications equipment. Furthermore, Tenant hereby agrees and understands that the installation and operation of such communications equipment shall be considered a "Use" of Premises, as

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defined in section 6 and shall be considered an "Indemnified Matter," as defined in the Addendum (Exhibit E), Section 7.

          iii) Regarding the installation of the communications and/or satellite equipment and all requisite cabling and peripheral items, Tenant shall, at Tenant's sole cost and expense, be responsible for installing such items in such a manner that does not disturb the normal operations of the building, the building's other tenants and invitees, and the building's operating systems. Tenant further agrees to have the installation of the satellite equipment's electrical systems and conduit engineered by a licensed electrical engineering firm to ensure electrical soundness of the systems. Such conduit may not pass through or be placed on another tenant's premises or disrupt another tenant's electric, HVAC systems, or other operating systems. Regarding such conduit, Landlord hereby represents that currently no electrical conduit exists which is accessible from the building's roof. As such, Tenant accepts responsibility, at Tenant's sole cost and expense, to install such conduit which shall be accessible from the building's roof. Furthermore, Tenant shall be responsible, at Tenant's sole cost and expense, for the continuing maintenance and repair of all communications and/or satellite equipment in such a manner that conforms to manufacturers suggestions and requirements and that does not disturb the normal operations of the building and the building's tenants. Tenant affirms that Landlord accepts no responsibility for installing, operating, maintaining, or repairing the communications equipment and other related items.

          iv) Tenant acknowledges that Landlord is not granting Tenant the exclusive use of the roof to the exclusion of other users or tenants. In addition, Tenant hereby guarantees that the aforementioned communications and satellite equipment (1) shall not interfere with the operations of the Toyota Motor Credit Corporation's satellite system which currently exists on the building's roof and (2) shall not be visible to anyone observing the roof while standing on the building's surrounding streets. If scenario (1) or (2) occurs and is not remedied within twenty-four (24) hours of Landlord's notice, Tenant shall be considered in Default of the Lease, as defined in Section 13 of the Lease, and Landlord shall have the unconditional right to remove the satellite systems at Tenant's sole cost and expense. Furthermore, Tenant shall be responsible for coordinating and completing such removal in a safe and structurally sound manner which does not disturb the normal operations of the building or its tenants and for repairing any damage that such removal may cause to the roof.

          v) Tenant shall not have discretionary access to the roof. Access to the roof shall be granted solely at the discretion of the building's Property Management upon Tenant's request.

          vi) If any act of Default, as defined in Section 13 of the Lease, by Tenant occurs during the remainder of the Lease Term, Landlord shall have the immediate and unconditional right to remove, at Tenant's sole cost and expense, the satellite and communications equipment and peripheral items. Furthermore, Tenant shall be responsible for coordinating and completing such removal in a safe and structurally sound manner which does not disturb the normal operations of the building or its tenants and for repairing any damage that such removal may cause to the roof.

          IN WITNESS WHEREOF, the following parties have executed this Consent to Sublease as of the date first above written.

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                                       TENANT:

                                       CHARTER MEDICAL CORPORATION
                                       a Delaware corporation

                                       By:    /s/ Howard A. Millire
                                             _______________________________


                                       Name:  Howard A. Millire
                                             _______________________________

                                       Title: Vice President & Controller
                                             _______________________________



                                       SUBLESSEE:

                                       ACCESS TELEVISION NETWORK, INC.
                                       a Delaware corporation

                                       By:     /s/ W.R. Cullen
                                             _______________________________


                                       Name:   W.R. Cullen
                                             _______________________________

                                       Title:  Chairman
                                             _______________________________

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                                LANDLORD:

                                MICHELSON COMPANY LIMITED
                                PARTNERSHIP
                                A California Limited Partnership

                                By: DW MICHELSON ASSOCIATES
                                    A California General Partnership, its
                                    general partner,

                                By: DEAN WITTER REALTY
                                    YIELD PLUS, L.P., a Delaware
                                    limited partnership, a general partnership

                                By: DEAN WITTER REALTY
                                    YIELD PLUS, INC., A
                                    Delaware corporation,
                                    a general partner


                                    By: /s/ E. Davisson Hardman, Jr.
                                        ----------------------------------------
                                    E. Davisson Hardman, Jr.
                                    President

                                By: DEAN WITTER REALTY YIELD
                                    PLUS II, L.P., a Delaware limited
                                    partnership, a general partner,


                                    By: DEAN WITTER REALTY YIELD
                                        PLUS II INC., a Delaware
                                        corporation, a general partner,

                                    By: /s/ E. Davisson Hardman, Jr.
                                        ----------------------------------------
                                        E. Davisson Hardman, Jr.
                                        President

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